                            SCHEDULE 14A INFORMATION

     Proxy  Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                            [X]

Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           ANGSTROM TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
and 0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

         5) Total fee paid:

         ----------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         ----------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------

         3)       Filing Party:

         ----------------------------------------------------------------------

         4)       Date Filed:

         ----------------------------------------------------------------------

                           ANGSTROM TECHNOLOGIES, INC.
                         1895 AIRPORT EXCHANGE BOULEVARD
                                  SUITE NO. 110
                               ERLANGER, KY 41018

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON AUGUST 17, 1998

                         -------------------------------


To the Stockholders of Angstrom Technologies, Inc.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Angstrom Technologies, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. (local time) on Monday, August 17, 1998, at the offices of the Company, 1895 Airport Exchange Boulevard, Suite 110, Erlanger, Kentucky 41018, to consider and act upon the following matters:

         (1) To elect four (4) directors to serve for the ensuing year and until their successors are duly elected and qualified; and

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record of the Company's shares of common stock at the close of business on July 13, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                           By Order of the Board of Directors,


                                           /s/ Douglas B. Kruger

                                           Douglas B. Kruger
                                           Secretary

Erlanger, Kentucky
Dated: July 13, 1998

                           ANGSTROM TECHNOLOGIES, INC.
                         1895 AIRPORT EXCHANGE BOULEVARD
                                  SUITE NO. 110
                               ERLANGER, KY 41018

                         -------------------------------


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 17, 1998

                         -------------------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL
-------

         This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Angstrom Technologies, Inc. (the "Company") of proxies to be voted on at the Annual Meeting of Stockholders to be held at 10:00 a.m. (local time) on Monday, August 17, 1998 at the offices of the Company, 1895 Airport Exchange Boulevard, Suite 110, Erlanger, Kentucky 41018 and at any adjournment thereof, with respect to the matters referred to in the accompanying notice. It is anticipated that this Proxy Statement and accompanying materials will first be mailed to stockholders on or about July 13, 1998.

         The Company's shares of common stock, par value $.01 per share, ("Shares") are the only outstanding class of voting securities. Holders of record at the close of business on July 13, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. At the close of business on July 13, 1998, there were issued and outstanding 23,652,158 Shares, each entitled to cast one vote per Share. The holders of one-third of the issued and outstanding Shares entitled to vote shall constitute a quorum at the meeting for the transaction of business. The election of directors, as described in the accompanying notice, requires the vote of a plurality of votes cast at the meeting. In other matters presented at the meeting, the affirmative vote of the majority of Shares present in person or represented by proxy at the meeting and entitled to vote shall be the act of the stockholders.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the meeting, who will also determine whether a quorum exists. Abstentions or withheld votes will be treated as present and entitled to vote for purposes of determining a quorum, and will have the same effect as votes against a particular matter.

VOTING RIGHTS
-------------

         Each shareholder will be entitled to one vote for each Share held as of the Record Date for all matters, including the election of directors. Shareholders do not have the right to cumulate their votes in the election of directors.

REVOCABILITY OF PROXIES
-----------------------

         The attendance of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by (1) delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, (2) delivering to the Secretary of the Company prior to the Annual Meeting a duly executed proxy bearing a later date, or (3) attending the Annual Meeting, filing a written notice of revocation with the secretary of the meeting, and voting in person.

SOLICITATION OF PROXIES
-----------------------

         In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Annual Meeting from the stockholders of the Company personally or by telephone, mail or facsimile without additional remuneration therefor. The Company will also provide persons, firms, banks and corporations holding Shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy materials for transmittal to such beneficial owners. The costs of this solicitation is being borne by the Company.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table and notes thereto set forth information regarding the beneficial ownership of the Company's shares of Common Stock as of the Record Date by (i) each person known by the Company to be the beneficial owner of more than 5% of such voting security, (ii) each director and nominee for director, (iii) each of the named executive officers of the Company, and (iv) all executive officers and directors of the Company as a group. The percentages have been calculated by taking into account all shares of Common Stock owned on such date as well as all shares with respect to which such person has the right to acquire beneficial ownership at such date or within sixty (60) days thereafter. Unless otherwise indicated, all persons listed below have sole voting and sole investment power over the shares of Common Stock owned.

                                                        AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(1)             PERCENT OF CLASS(1)
------------------------------------                    -----------------------             -------------------
Kenneth J. Koock                                               3,309,846(2)                        13.99%
2 Robin Hill Road
North Caldwell, New Jersey  07006
Daniel A. Marinello(3)                                         2,115,000(4)                         8.48%

Louis Liang(3)                                                 1,235,000(5)                         5.01%
William J. Ryan(3)                                             1,200,000(6)                         4.85%
Douglas Kruger(3)                                                575,000(7)                         2.41%
All officers and directors as a group                          5,125,000(8)                        18.84%
(four persons)

---------------------------

(1)      Based on a total of 23,652,158 shares of Common Stock issued and outstanding as of the Record
         Date.

(2)      All shares are owned directly, except for 50,000 shares held as custodian for a family member of
         Mr. Koock, which are included in this total; he disclaims beneficial ownership of such shares as well as of any shares which may be owned by other officers and/or stockholders of M.H. Meyerson
         & Co., Inc.

(3)      Address is c/o the Company.

(4)      Includes presently exercisable options to acquire 1,300,000 shares.

(5)      Includes presently exercisable options to acquire 1,000,000 shares.

(6)      Includes presently exercisable options to acquire 1,075,000 shares.

(7)      Includes presently exercisable options to acquire 175,000 shares.

(8)      Includes 3,550,000 shares of Common Stock issuable upon the exercise of presently exercisable stock options (both qualified under the Plans and non-qualified options issued apart from such
         Plans) by the officers and directors as a group.

                              RELATED TRANSACTIONS

         Since November 1, 1994 Messrs. Marinello, Ryan and Liang have been employed under the terms and conditions of an Executive Employment Agreement. (See "Executive Compensation and Other Information"). In addition, pursuant to the Company's 1994 Stock Option Plan such three individuals each received options to acquire one million shares of Common Stock at a price of $.125 per share.

         Messrs. Marinello, Liang and Ryan have been jointly engaged in a plan of activity designed to establish and expand the patent and other intellectual property coverage afforded the Company's products and developments. While the applications are filed in the names of the individuals, they have agreed to assign a two-thirds interest therein to the Company when any patents issue. The

Company has been paying filing fees and fees of patent counsel in connection with this endeavor. The Company has exclusive rights to use such patents during the term of the Employment Agreement for an aggregate royalty fee of 5% of the gross profits of products sold utilizing such patents or other such intellectual property; following termination of such Employment Agreement, the Company may retain exclusive use of the patents and other intellectual property, by payment of a royalty equal to 10% of the gross revenues of products sold utilizing the same. The Company paid royalties of approximately $5,556 in Fiscal 1997 pursuant to the Employment Agreement.

         On November 7, 1994, the Board of Directors of the Company adopted a form of Indemnity Agreement which has been entered into with all executive officers and directors of the Company, providing for indemnification to be made to them for expenses and liabilities relating to their services for the Company, to the fullest extent permitted under Delaware law.

                        EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:


         NAME                             TITLE
         ----                             -----
         Daniel A. Marinello              Chief Executive Officer and Chief
                                          Financial Officer
         Louis Liang                      Executive Vice President-Strategic
                                          Business
         William J. Ryan                  Executive Vice President-Operations
         Douglas B. Kruger                Secretary


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Federal securities laws, the Company's directors, its executive officers and any person holding more than 10% of the Company's Shares are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission ("SEC") on the SEC's Forms 3, 4 and 5. Based on its review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 1997 Fiscal Year, except that Messrs. Kruger, Liang, Marinello and Ryan each filed a late Form 4 reporting the extension of the expiration dates of stock options due to administrative oversight. Additionally, on the same Form 4 reports, Mr. Kruger reported late a sale of shares and Mr. Liang reported late the exercise of stock options.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following Summary Compensation Table shows cash and noncash compensation for the last three fiscal years paid by the Company to the Chief Executive Officer and President of the Company. No other executive officers of the Company received salary and bonus compensation which exceeded $100,000 in such fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                              Long Term
                                                             Annual          Compensation
                                                          Compensation          Award

Name and                                    Fiscal                                               All Other
Principal Position                          Year              Salary            Options          Compensation
-----------------------------------         ----              ------            -------          ------------
Daniel A. Marinello                         1997              ---               ---              $161,256(3)
Chief Executive Officer                     1996              ---               ---                94,169(3)
and Chief Financial                         1995              ---               1,000,000(2)       97,468(3)
Officer (1)

(1)      Commenced to serve as such on October 28, 1992.
(2)      Options covering 1,000,000 shares at a price of $.125 per share were granted in November,
         1994.
(3)      Comprised of commissions and royalties.

EXECUTIVE EMPLOYMENT AGREEMENT BETWEEN THE COMPANY AND MESSRS. MARINELLO, LIANG AND
-----------------------------------------------------------------------------------
RYAN
----

         The Company and Messrs. Marinello, Liang and Ryan, its three highest ranking executive officers, as a management team (the "Team") are currently parties to an Executive Employment Agreement (the "Employment Agreement"). The initial term of the Employment Agreement was a three year period commencing November 1, 1994 and ending October 31, 1997. The Employment Agreement currently is automatically renewed for annual consecutive renewal periods of one year each unless terminated by notice of non-renewal sent either by the Company or the Team, at least sixty (60) days prior to the expiration of any renewal term; PROVIDED, HOWEVER, that the Company may terminate the Employment Agreement in the event that its net profits after taxes during the preceding twelve (12) months is either a negative number or does not equal or exceed at least $150,000 more than the Company's net profits after taxes for the prior twelve (12) month period, or its sales do not show at least a fifteen percent (15%) increase between such periods.

STOCK OPTION PLANS
------------------

1983 and 1985 Stock Option Plans
--------------------------------

         Under the Company's Amended 1983 Stock Option Plan and 1985 Stock Option Plan (the "Plans"), officers and other key employees who perform services on behalf of the Company may be granted either nonqualified stock options or incentive stock options for the purchase of up to 700,000 shares of the Company's Common Stock. The Plans also provide for the issuance of stock appreciation rights in connection with the granting of stock options. The Plans are administered by a stock option committee of the Board of Directors. No options were granted under the Plans in Fiscal 1997.

         1994 Stock Option Plan
         ----------------------

         Under the Company's 1994 Stock Option Plan (the "1994 Plan"), a total of 6,300,000 Shares are reserved for issuance to employees, including directors and officers who may not be salaried employees ("Eligible Participants").

         Both incentive stock options and nonstatutory stock options may be granted under the 1994 Plan to Eligible Participants, at a price to be determined by the option committee, PROVIDED, HOWEVER, that incentive stock options must be granted at an exercise price not less than the fair market value of the Shares on the date of the grant. The term of any option may not exceed ten years from the date of grant. During Fiscal 1997, options to purchase 130,000 shares were granted to Company employees under the 1994 Plan.

         No options were granted to or exercised by the named executive officer in Fiscal 1997. The following table sets forth information concerning all unexercised options (whether or not issued under one of the Company's Plans) held by the named executive officer at October 31, 1997:

                                                     Number of Securities
                                                     Underlying Unexercised          Value of Unexercised in-
                       Number of                     Options at FY-End               the-Money Options at FY-
                   Shares Acquired     Value         -----------------               End -- Exercisable/
Name               on Exercise (#)     Realized      ($)Exercisable/Unexercisable     Unexercisable (1)
----               ---------------     --------      ----------------------------     -----------------

Daniel Marinello           0             ------         1,450,000/0                      $866,688/$0

----------------

(1) Based on the average of the high and low sales price ($.71875) on October 31, 1997.

                        PROPOSAL -- ELECTION OF DIRECTORS
                        ---------------------------------

         Four (4) directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their prior death, resignation or removal. The By-laws of the Company provide that the Board of Directors ("Board") shall consist of no less than five (5) members, provided that the Board may by resolution increase or decrease the number of directors. The Board has established the number of directors at four (4).

         Should any nominee be unable to accept nomination or election, stockholders will vote for the election of such other person to the office of director as management may recommend in place of such nominee; however, management knows of no reason to anticipate that this will occur. Unless a proxy specifies that it is not to be voted in favor of a nominee for director, it is intended that Shares represented by the proxy will be voted in favor of the nominees listed below. In the event that any nominee shall be unable to serve, it is intended that the proxies will be voted for the nominees designated by the Board. The Company believes that all nominees will be able to serve.

         The following table sets forth certain information with respect to each nominee for election as a director. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Share Ownership of Certain Beneficial Owners and Management".

NOMINEES FOR ELECTION AS DIRECTORS
----------------------------------

  NAME                                        AGE        POSITIONS
  ----                                        ---        ---------
  Daniel A. Marinello                          57        Chief Executive Officer, Chief Financial Officer
                                                         and Director
  Louis Liang                                  55        Executive Vice President-Strategic Business and
                                                         Director
  William J. Ryan                              59        Executive Vice President-Operations and
                                                         Director
  Douglas B. Kruger                            54        Secretary and Director


         Daniel A. Marinello has been Chief Executive Officer and Chief Financial Officer of the Company since October 28, 1992. Prior thereto and since February, 1987, Mr. Marinello has been serving as a director of the Company and as an advisory engineer. From February, 1966 through July, 1992, Mr. Marinello held several engineering, management and advisory positions for the IBM Corporation in Essex Jct., Vermont.

         Louis Liang has been a director since February 1, 1994 and was appointed Executive Vice President - Strategic Business in May, 1994. Mr. Liang was most recently Director of Subcontract Operations and Package Development Technology of VLSI Technology Inc. for a four year period from May, 1989 to June, 1993. He has been employed, since 1972, in various capacities in the electronic and semiconductor industries, including positions dealing with research and development, engineering, operations and new venture and business development matters. He has also been active as a technical, marketing and management consultant to companies in the Silicon Valley. Mr. Liang has a B.A. and M.S. degrees in Applied Physics from the University of California, San Diego and Santa Barbara campuses.

         William J. Ryan has been a director and Executive Vice President - Operations since April 1, 1994. William J. Ryan has served most recently, between July, 1992 and April, 1994, as an Executive Management Consultant to several high technology semiconductor suppliers and equipment manufacturers. His responsibilities included developing market strategy, product design and implementing cost effective manufacturing processes. Prior to becoming engaged in the consulting business, Mr. Ryan was employed at IBM for 27 years in various senior engineering and technical management positions. His last assignment with IBM was a Senior Engineering Manager of Advanced Semiconductor Equipment Engineering. Mr. Ryan holds a B.S. degree in Mechanical Engineering from the University of Vermont and has published technical papers and spoken extensively at executive management and technical management seminars.

         Douglas B. Kruger has been a director since November 2, 1992. On January 18, 1993, Mr. Kruger was elected to serve as Secretary of the Company. Mr. Kruger is presently and has since September, 1991, been an independent business and marketing consultant. Prior thereto, from November, 1988 to its sale in September, 1991, he was the Chief Executive Officer and sole stockholder of Concept Surfaces Corp., a decorative surfacing company located in Florida. Between June, 1964 and November, 1988, he held a variety of positions with IBM Corporation, including manufacturing technician and as an executive with the International Procurement Group of that company.

Meetings and Committees of the Board
------------------------------------

         The Board of Directors held one (1) meeting and took action by unanimous written consent on two (2) occasions during the fiscal year commencing November 1, 1996 and ending October 31, 1997 ("Recent Fiscal Year"). All of the nominees were members of the Board during the Recent Fiscal Year and all Directors, except Douglas Kruger who was out-of-town at the time, participated in the Directors' meeting.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
               FOR THE APPROVAL OF ALL FOUR NOMINEES FOR ELECTION
                            AS DIRECTORS NOTED ABOVE.

                                   ACCOUNTANTS

         The Board of Directors has continued to retain the firm of Ernst & Young to act as the Company's independent certified public accountants. A representative of such firm is expected to be available at the meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement if he desires to do so.

                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters which are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

         AN ANNUAL REPORT TO STOCKHOLDERS WILL ACCOMPANY THIS PROXY STATEMENT BUT IS NOT TO BE CONSIDERED A PART HEREOF. THE COMPANY WILL PROVIDE, FREE OF CHARGE, TO ALL STOCKHOLDERS A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) AND/OR A COPY OF ITS QUARTERLY REPORTS ON FORM 10-QSB (WITHOUT EXHIBITS), UPON WRITTEN REQUEST OF SUCH STOCKHOLDER TO DOUGLAS B. KRUGER, SECRETARY, ANGSTROM TECHNOLOGIES, INC., 1895 AIRPORT EXCHANGE
BOULEVARD, SUITE NO. 110, ERLANGER, KENTUCKY 41014.

                              STOCKHOLDER PROPOSALS

         Proposals by stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 1999 must be received by the Secretary of the Company on or before September 30, 1998 in order to be included in the proxy statement for that meeting. Proposals should be directed to Douglas B. Kruger, Secretary, Angstrom Technologies, Inc., c/o its principal executive office.

                                            By Order of the Board of Directors,

                                            /s/ Douglas B. Kruger

                                            Douglas B. Kruger,
                                            Secretary

Dated:   July 13, 1998


            TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL
               MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE
                ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

PROXY
                           ANGSTROM TECHNOLOGIES, INC.

          This Proxy is solicited on behalf of the Board of Directors.

         The undersigned hereby appoints Daniel A. Marinello and Douglas B. Kruger as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock, $.01 par value, of Angstrom Technologies, Inc., held of record by the undersigned on July 13, 1998 at the Annual Meeting of Shareholders to be held on Monday, August 17, 1998 or any adjournment thereof.

                       PLEASE MARK, SIGN, DATE AND RETURN
                THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

ACCOUNT NUMBER:                ________________________

NO. OF COMMON SHARES:          ________________________


====================================================================================================================
1.       Election of Directors: Daniel A. Marinello, Louis Liang, William J. Ryan, Douglas B. Kruger
--------------------------------------------------------------------------------------------------------------------
FOR all nominees listed           WITHHOLD AUTHORITY to              (INSTRUCTIONS: To withhold authority to
(except as marked to the          vote for all Nominees listed       vote for any individual nominee write that
contrary)                                                            nominee's name in the line provided below).

         [ ]                               [ ]
====================================================================================================================

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THIS MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSAL.

                                             PLEASE SIGN EXACTLY AS NAME
                                             APPEARS HEREON.

Dated:______________________                 ___________________________________
                                             (Signature)

                                             ___________________________________
                                             (Signature if held jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please note any change in your address alongside the address as it appears in the proxy.

                PLEASE MARK IN BLUE OR BLACK INK, SIGN, DATE AND
           RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                              FOR IMMEDIATE RELEASE
                              ---------------------

                      ANGSTROM TECHNOLOGIES, INC. ANNOUNCES
                     RECORD SECOND QUARTER SALES AND RECEIPT
                            OF TWO ADDITIONAL PATENTS

ERLANGER, KENTUCKY, June 15, 1998: Angstrom Technologies, Inc., a Delaware corporation (OTC bulletin board: AGTT and AGTTP) today announced results of operations for its second quarter ending April 30, 1998. The Company's net sales of $672,358 for the second quarter represents the largest single quarter sales in the Company's history. The Company's net sales for the six months ended April 30, 1998 were $869,232 compared to $855,979 for the comparable six month period of the prior fiscal year. Daniel A. Marinello, Chief Executive Officer, stated that expansion of its ultraviolet technology product applications base was responsible for the second quarter's improved revenues which offset lower net sales in the first quarter of fiscal 1998 (compared to the first quarter of fiscal 1997). The Company also announced that it has received two additional patents from the U.S. Patent Office during the second quarter. These patents bring the Company's patent total up to nine.


-------------------------------------------------------------------------------------------------------------------
                                           THREE MONTHS ENDED                          SIX MONTHS ENDED
-------------------------------------------------------------------------------------------------------------------
                                 April 30, 1998       April 30, 1997        April 30, 1998       April 30, 1997
                                 --------------       --------------        --------------       --------------
-------------------------------------------------------------------------------------------------------------------
Net Sales                        $    672,358          $    433,183          $    869,232          $    855,979
-------------------------------------------------------------------------------------------------------------------
Cost of Sales                         201,729               129,293               307,430               248,743
-------------------------------------------------------------------------------------------------------------------
Gross Profit                          470,629               303,890               561,802               607,236
-------------------------------------------------------------------------------------------------------------------
Selling, General and                  227,473               225,463               396,146               452,828
Administrative Expenses
-------------------------------------------------------------------------------------------------------------------
Interest Income                         4,750                12,595                12,674                19,776
-------------------------------------------------------------------------------------------------------------------
Interest Expense                       (1,769)               (2,583)               (3,751)               (5,355)
-------------------------------------------------------------------------------------------------------------------
Loss on Security Sale                    (190)                  ---                  (190)                  ---
-------------------------------------------------------------------------------------------------------------------
Net Income Before Income              245,947                88,439               174,389               168,829
Taxes
-------------------------------------------------------------------------------------------------------------------
Less Preferred Dividend               (52,119)              (54,819)             (105,559)             (109,600)
Requirement
-------------------------------------------------------------------------------------------------------------------
Net Income Applicable to              193,828                33,620                68,830                59,229
Common Stockholders
-------------------------------------------------------------------------------------------------------------------
Net Income per Share                      .01                   ---                   ---                   ---
-------------------------------------------------------------------------------------------------------------------
Weighted Average Number            23,292,651            22,537,466            23,282,856            22,512,045
of Shares Outstanding
-------------------------------------------------------------------------------------------------------------------

Angstrom Technologies, Inc. is engaged in the development, manufacture and sale of Electro-Optical Control Systems, consisting of an ultraviolet optical scanner and invisible fluorescent chemical compounds. The Company markets applications in the document security field, such as identification of counterfeit checks and negotiable instruments and verification of credit cards and other identification documents. The Company's products are also, and have historically been, geared for use by the pharmaceutical and automobile parts manufacturing industries in connection with a variety of functions including: label verification, quality control, inspection, alignment, adhesive tracing, safety seal verification, sorting, automatic identification, passport security and postal label sorting.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended), which are intended to be covered by the safe harbors created thereby. Factors that could cause actual results to differ include, but are not limited to, technological changes, cancellation of orders, competition and other market factors.

FOR FURTHER INFORMATION CONTACT: Daniel A. Marinello, Chief Executive Officer, Angstrom Technologies, Inc., 1895 Airport Exchange Boulevard, Suite No. 110, Erlanger, Kentucky 41018; telephone number: (800) 543-7358.